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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12
TTM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 27, 2002

To our Shareholders:

        The 2002 Annual Meeting of Shareholders of TTM Technologies, Inc. will be held at 10:00 a.m., local time, on Thursday, June 27, 2002 at our corporate offices located at 2630 S. Harbor Blvd., Santa Ana, California 92704. At the meeting, shareholders will vote on the following matters:

        1.    Election of one class III director for a term expiring in 2003; one class I director for a term expiring in 2004; and three class II directors, each for a term expiring in 2005; and

        2.    Any other matters that properly come before the meeting and any postponement or adjournment thereof.

        Shareholders of record as of the close of business on May 16, 2002 are entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof.

        Whether or not you expect to be present please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors,

Redmond, Washington May 31, 2002	/s/ STACEY M. PETERSON Stacey M. Peterson Secretary

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

TTM TECHNOLOGIES, INC.
ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

        This proxy statement contains information related to our annual meeting of shareholders to be held on Thursday, June 27, 2002, beginning at 10:00 a.m. local time, at our corporate offices located at 2630 S. Harbor Blvd., Santa Ana, California 92704 and at any adjournments or postponements thereof. The purpose of this proxy statement is to solicit proxies from the holders of our common stock for use at the meeting. The approximate date that this proxy statement, the accompanying notice of annual meeting, and the enclosed form of proxy are being sent to shareholders is May 31, 2002. You should review this information in conjunction with our 2002 Annual Report to Shareholders, which accompanies this proxy statement.

ABOUT THE MEETING

What is the purpose of the annual meeting?

        At the annual meeting, shareholders will vote on the election of directors. In addition, our management will report on our performance during 2001 and respond to questions from our shareholders.

Who is entitled to vote at the meeting?

        Only shareholders of record at the close of business on the record date, May 16, 2002, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of all of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 39,830,521 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting but will not be counted as votes cast "for" or "against" any given matter.

        If less than a majority of the outstanding shares of common stock entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time, or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with us either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Each of the board's recommendations is set forth together with the description of each item in this proxy statement. In summary, the board recommends a vote for election of its nominees for directors.

        Our board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees for directors. In the event that any other matter should properly come before the meeting or any nominee for director is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

        Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting by each holder of common stock (either in person or by proxy) is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

        Other Items.    For each other item, the affirmative vote of a majority of the votes cast at the meeting by each holder of common stock (either in person or by proxy) will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

What are the effects of "broker non-votes"?

        If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters. Shares represented by these "broker non-votes" will, however, be counted in determining whether there is a quorum. As a result, "broker non-votes" will have the effect of a negative vote on some matters.

Who will pay for the preparation of the proxy?

        We will pay the cost of preparing, assembling, and mailing the proxy statement, notice of meeting, and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to the beneficial owners of our common stock and to request authority for the execution of proxies and we may reimburse such persons for their expenses incurred in connection with these activities.

        Our principal executive offices are located at 17550 N.E. 67th Court, Redmond, Washington 98052 and our telephone number is (425) 883-7575. A list of shareholders entitled to vote at the annual meeting will be available at our offices for a period of 10 days prior to the meeting and at the meeting itself for examination by any shareholder.

ELECTION OF DIRECTORS

Nominees

        Our board of directors is divided into three classes and each class of directors serves for a three-year term or until successors of that class have been elected and qualified. At the annual meeting, our shareholders will elect (i) one class III director who will serve for a term expiring at the 2003 annual meeting, or until his successor has been duly elected and qualified; (ii) one class I director who will serve for a term expiring at the 2004 annual meeting, or until his successor has been duly elected and qualified; and (iii) three class II directors, each of whom will serve a term expiring at the 2005 annual meeting, or until his successor has been duly elected and qualified.

        Our board of directors has no reason to believe that any nominee will refuse to act or be unable to accept election. However, if any of them is unable to accept election or if any other unforeseen contingencies should arise, our board of directors may designate a substitute nominee. If our board of directors designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by our board of directors.

        Our board of directors has nominated Kenton K. Alder, Richard P. Beck, John G. Mayer, Douglas P. McCormick, and Kenneth L. Shirley, each of whom are currently serving as directors, to stand for re-election. If elected, Mr. Mayer will serve as a class III director and his term will expire at the 2003 annual meeting; Mr. Shirley will serve as a class I director and his term will expire at the 2004 annual meeting; and Messrs. Alder, Beck, and McCormick will serve as class II directors and their terms will expire at the 2005 annual meeting. Messrs. Goettman and Moran currently serve as class III directors and their terms will expire at the annual meeting of shareholders in 2003. Messrs. Bass and Carpenter currently serve as class I directors and their terms will expire at the annual meeting of shareholders in 2004.

        The following table, together with the accompanying text, sets forth certain information, with respect to each of our directors.

Name	Age	Position(s) Held
Kenton K. Alder	52	Chief Executive Officer, President, and Director
James K. Bass	45	Director
Richard P. Beck	68	Director
Philip M. Carpenter III	30	Director
Jeffrey W. Goettman.	43	Chairman and Director
John G. Mayer	51	Director
Douglas P. McCormick	33	Director
Michael E. Moran	38	Vice-Chairman and Director
Kenneth L. Shirley	50	Chief Operating Officer and Director

        There are no family relationships among our directors.

        Kenton K. Alder  has served as our Chief Executive Officer, President and Director since March 1999. From January 1997 to July 1998, Mr. Alder served as Vice President of Tyco Printed Circuit Group Inc., a printed circuit board manufacturer. Prior to that time, Mr. Alder served as President and Chief Executive Officer of ElectroStar, Inc., previously a publicly held printed circuit board manufacturing company, from December 1994 to December 1996. From January 1987 to November 1994, Mr. Alder served as President of Lundahl Astro Circuits Inc., a predecessor company to ElectroStar. Mr. Alder holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting from Utah State University.

        James K. Bass  has served as our Director since September 2000. Mr. Bass has been the Chief Executive Officer and a Director of Suntron Corporation, a publicly held provider of high mix electronic manufacturing services, since its incorporation in May 2001 and as Chief Executive Officer of EFTC Corporation, a subsidiary of Suntron, since July 2000. From 1996 to July 2000, Mr. Bass was a Senior Vice President of Sony Corporation. Prior to that, Mr. Bass spent 15 years in various manufacturing management positions at the aerospace group of General Electric Corporation. Mr. Bass holds a B.S.M.E. from Ohio State University.

        Richard P. Beck  has served as our Director since February 2001. Mr. Beck is presently retired. From February 1998 to November 2001, Mr. Beck served as Senior Vice President and Chief Financial Officer of Advanced Energy Industries, a publicly held manufacturer of power conversion systems and integrated technology solutions, and continues to serve as a Director of the company. From March 1992 until February 1998, Mr. Beck served as Vice President and Chief Financial Officer of Advanced Energy. From November 1987 to March 1992, Mr. Beck served as Executive Vice President and Chief Financial Officer for Cimage Corporation, a computer software company. Mr. Beck is also Chairman of the Board, is chairman of the audit committee and serves on the compensation committee, of Applied Films Corporation, a publicly held manufacturer of flat panel display equipment. He is also a director of Photon Dynamics, Inc. a publicly held manufacturer of flat panel display test equipment and serves on its audit committee. Mr. Beck holds a Bachelor of Science in Accounting and Finance and a Master of Business Administration from Babson College.

        Philip M. Carpenter III  has served as our Director since September 1999. Mr. Carpenter has been a Principal of Brockway Moran & Partners, Inc., a private equity investment firm, since April 2001 and has been a Vice President of that company since September 1998. From August 1996 to September 1998, Mr. Carpenter was an Associate at Trivest, Inc., a private equity investment firm. Prior to that time, Mr. Carpenter was a Financial Analyst at Bear, Stearns & Co. Inc., an investment bank, from August 1994 to June 1996. Mr. Carpenter holds a Bachelor of Science in Accounting from the State University of New York at Binghamton.

        Jeffrey W. Goettman  has served as our Chairman and Director since January 1999. Mr. Goettman has been a Managing Partner of Thayer Capital Partners, a private equity investment company, since April 2001. Mr. Goettman joined Thayer Capital Partners in February 1998. Prior to that time, Mr. Goettman served as a Managing Director and founder of the Electronics Manufacturing Services Group at Robertson Stephens & Co. Inc., an investment bank, from February 1994 to February 1998. In addition, Mr. Goettman has been the Chairman of the Board of Suntron Corporation since May 2001. Mr. Goettman holds a Bachelor of Science from Duke University and a Master of Business Administration from the Stanford University Graduate School of Business.

        John G. Mayer  has served as our Director since September 2000. Mr. Mayer is presently retired. From January 1997 to November 1999, Mr. Mayer served as Vice President of Tyco Printed Circuit Group, Inc., a printed circuit board manufacturer. Mr. Mayer served as Chief Operating Officer of ElectroStar, Inc., previously a publicly held printed circuit board manufacturing company, from December 1994 to December 1996. From April 1986 to November 1994, Mr. Mayer served as President of Electro-Etch Circuits, Inc., a predecessor company to ElectroStar. Mr. Mayer holds a Bachelor of Arts in History, the Arts and Letters from Yale University and a Juris Doctor from UCLA School of Law.

        Douglas P. McCormick  has served as our Director since September 1999. Mr. McCormick has been a Managing Director of Thayer Capital Partners, a private equity investment company, since January 2001, and was a Vice President and Principal of that company since January 1999. Prior to that time, Mr. McCormick served as an associate at Morgan Stanley & Co. Incorporated, an investment bank, from June 1997 to January 1999. In addition, Mr. McCormick has been a Director of Suntron Corporation since October 2001. Mr. McCormick holds a Bachelor of Science in Economics from the

United States Military Academy and a Master of Business Administration from Harvard Business School.

        Michael E. Moran  has served as our Director since January 1999 and our Vice Chairman since June 1999. Mr. Moran has been a Managing Partner of Brockway Moran & Partners, Inc., a private equity investment firm, since September 2000. Mr. Moran was a founding partner of Brockway Moran & Partners, Inc. in January 1998. Mr. Moran served as a Senior Vice President at Trivest, Inc., a private equity investment firm, from 1994 to 1998. Mr. Moran previously served on the board of directors of ElectroStar, Inc., a publicly held printed circuit board manufacturing company that was sold to Tyco International in January 1997. Mr. Moran holds a Bachelor of Science in Business Administration from Drake University and a Master of Business Administration from DePaul University.

        Kenneth L. Shirley  has served as our Director since July 2001. Pursuant to a consulting agreement, Mr. Shirley serves as our Chief Operating Officer. From 1996 to December 2000, Mr. Shirley served as Co-President of Advanced Quick Circuits, L.P., a privately held high technology printed circuit board manufacturer. Mr. Shirley previously served as an executive-level Vice President of Manufacturing and Technology at the Richmond, Virginia printed circuit board operation of Lucent Technologies from 1994 to 1996. Prior to that time, Mr. Shirley was a General Manager of the Owego, New York, high technology printed circuit board operation of HADCO Corporation from 1987 to 1994. Mr. Shirley successfully completed General Electric's two-year Manufacturing Management Program in 1979.

Meetings and Committee of the Board of Directors

        Our board of directors held five meetings during the fiscal year ended December 31, 2001 and also took action by written consent. Each of our directors attended more than 75% of the aggregate of (i) total number of meetings of the board of directors held during fiscal year 2001, and (ii) the total number of meetings held by all committees of our board of directors on which such person served during fiscal year 2001.

        Our board of directors has established two standing committees: an audit committee and a compensation committee. The audit committee reviews and monitors our corporate financial reporting and our external audits, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent auditors, and our compliance with legal requirements that have a significant impact on our financial reports. The audit committee also consults with our management and our independent auditors regarding the preparation of financial statements and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. The current members of the audit committee are Messrs. Bass, Beck, and Mayer. The Audit Committee held four meetings and took action by written consent in fiscal year 2001.

        The compensation committee provides a general review of our compensation and benefit plans to ensure that they meet corporate objectives. In addition, the compensation committee reviews the chief executive officer's recommendations on compensation of our officers and adopting and changing major compensation policies and practices, and reports its recommendations to the whole board of directors for approval and authorization. The compensation committee administers our stock plans and is comprised of Messrs. Goettman, Mayer, and Moran. The compensation committee held two meetings and took action by written consent in fiscal year 2001.

Director Compensation and Other Information

        We pay each of our non-employee directors an annual fee of $7,500, which is paid quarterly, and a $500 fee for each meeting of the board they attend. Beginning in fiscal year 2002, we will pay our non-employee directors an annual fee of $15,000. Additionally, we pay members of our audit committee and our compensation committee a fee for each committee meeting they attend. Each audit committee member receives $1,000 per meeting, and the Chairman receives an additional $500 per meeting. Each compensation committee member receives $500 per meeting, and the Chairman receives an additional $500 per meeting. We also reimburse our directors for all out-of-pocket expenses incurred in the performance of their duties as directors.

        All of our directors are eligible to receive grants of stock options under one or more of our stock option plans. Upon election to our board of directors, each non-employee director will receive an option to purchase 20,000 shares of our common stock at the closing price on the grant date. At each subsequent annual meeting of shareholders, each non-employee director will receive an option to purchase 4,000 shares of our common stock, provided the director has served as a non-employee director for at least six months. The initial option grant to non-employee directors will vest ratably over five years. All subsequent grants will vest 100% on the fifth anniversary of the grant date.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND OFFICERS

        The following table sets forth certain information regarding the beneficial ownership of our common stock on May 20, 2002, by (1) each of our directors and nominees for director, (2) each of our named executive officers, (3) all of our directors and current executive officers as a group, and (4) each person known by us to own beneficially more than five percent of our outstanding common stock.

	Shares Beneficially Owned
Name of Beneficial Owner(1)
	Number(2)	Percent(2)
Directors and Executive Officers:
Kenton K. Alder(3)	394,555	*
James K. Bass(4)	4,000	*
Richard P. Beck(5)	4,000	*
Philip M. Carpenter III(6)	809,873	2.0%
Jeffrey W. Goettman(7)	16,855,201	42.3%
John G. Mayer(8)	4,000	*
Douglas P. McCormick(7)	16,855,201	42.3%
Kenneth L. Shirley	1,600	*
Michael E. Moran(6)	809,873	2.0%
Richard T. Garagliano(9)	8,000	*
Stacey M. Peterson(10)	67,830	*
O. Clay Swain(11)	61,536	*
Shane S. Whiteside(12)	69,318	*
All directors and executive officers as a group (13 persons)(13)	18,279,913	45.4%
5% Stockholders:
Circuit Holdings(14)	15,652,731	39.3%
Thayer Capital Partners entities(15)	18,255,725	45.8%
Brockway Moran & Partners Fund, L.P.(16)	809,873	2.0%

*
Represents less than 1% of our outstanding common stock.

(1)
Except as otherwise indicated, the address of each person listed on the table is 17550 N.E. 67th Court, Redmond, WA 98052.

(2)
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included the shares of common stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after May 20, 2002, but we have not included those shares for purposes of computing percentage ownership of any other person. We have assumed unless otherwise indicated that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is based on 39,830,521 shares of our common stock outstanding as of May 20, 2002.

(3)
Includes 1,500 shares held by Mr. Alder's children and 251,055 shares issuable upon exercise of options within 60 days of May 20, 2002.

(4)
Represents 4,000 shares issuable pursuant to options exercisable within 60 days of May 20, 2002.

(5)
Represents 4,000 shares issuable pursuant to options exercisable within 60 days of May 20, 2002.

(6)
Includes 809,873 shares beneficially owned by Brockway Moran & Partners Fund, L.P. Messrs. Moran and Carpenter each disclaim beneficial ownership of the shares held by Brockway Moran & Partners Fund, L.P., except to the extent of their pecuniary interests.

(7)
Includes 16,855,201 shares beneficially owned by the Thayer Capital Partners entities. Messrs. Goettman and McCormick each disclaim beneficial ownership of the shares held by the Thayer Capital Partner entities, except to the extent of their pecuniary interests.

(8)
Represents 4,000 shares issuable pursuant to options exercisable within 60 days of May 20, 2002.

(9)
Represents 8,000 shares issuable pursuant to options exercisable within 60 days of May 20, 2002.

(10)
Includes 65,330 shares issuable pursuant to options exercisable within 60 days of May 20, 2002.

(11)
Includes 60,536 shares issuable pursuant to options exercisable within 60 days of May 20, 2002.

(12)
Represents 69,318 shares issuable pursuant to options exercisable within 60 days of May 20, 2002.

(13)
Includes 466,239 shares issuable pursuant to options exercisable within 60 days of May 20, 2002.

(14)
Circuit Holdings is owned as follows:

Thayer Equity Investors III, L.P.	31%
Thayer Equity Investors IV, L.P.	28%
TC Circuits, L.L.C.	1%
Brockway Moran & Partners Fund, L.P.	40%

Total	100%
(15)
Represents shares held by each of Thayer Equity Investors III, L.P., Thayer Equity Investors IV, L.P. and TC Circuits L.L.C., together with the shares held directly by Circuit Holdings. The Thayer Capital Partners entities are affiliates of and are deemed to beneficially own all of the shares that are directly owned by Circuit Holdings.

  Thayer Equity Investors III, L.P. and TC Circuits L.L.C. are each controlled by limited liability companies the managing members of which are Frederick Malek, Carl Rickertsen and Paul Stern.

  Thayer Equity Investors IV, L.P. is controlled by a limited liability company the managing members of which are Frederick Malek and Carl Rickertsen.

  Mr. Goettman, one of our directors, is a Managing Director of each of the limited liability companies that control Thayer Equity Investors III, L.P. and Thayer Equity Investors IV, L.P. Mr. McCormick, one of our directors, is a Vice President of the limited liability company that controls Thayer Equity Investors IV, L.P.

(16)
Brockway Moran & Partners Fund, L.P. is controlled by Brockway Moran & Partners, Inc. Peter C. Brockway, Michael E. Moran and H. Randall Litten are the only shareholders of Brockway Moran & Partners, Inc., and none of these persons owns a majority interest in Brockway Moran & Partners, Inc. Mr. Moran, one of our directors, is a Managing Partner of Brockway Moran & Partners, Inc. Mr. Carpenter, one of our directors, is a Principal of Brockway Moran & Partners, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Except as may be noted below, based solely upon our review of the copies of such forms that we received during the fiscal year ended December 31, 2001, and written representations that no other reports were required, we believe that each person who at any time during such fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the compensation for the fiscal years ended December 31, 2001, 2000 and 1999 earned by our Chief Executive Officer and by our other executive officers whose cash salary and bonus exceeded $100,000 in 2001.

SUMMARY COMPENSATION TABLE

								Long-Term Compensation
	Annual Compensation							Awards	Payouts
Name and Principal Position	Year	Salary($)	Bonus($)		Other Annual Compensation ($)(1)			Securities Underlying Options(#)	LTIP Payouts ($)	All Other Compensation($)
Kenton K. Alder Chief Executive Officer, President and Director	2001 2000 1999	$250,000 227,142 161,155	$65,000 350,000	(2) (3)	$	— — 20,561	(5)	— 100,000 543,876	— — —	$2,190 2,500 —	(4) (4)
Richard T. Garagliano Vice President of Redmond District	2001 2000	$145,000 2,231	$31,000 —	(2)		— —		30,000 10,000	— —	$26,718 —	(6)
Stacey M. Peterson Chief Financial Officer and Secretary	2001 2000	$137,735 132,923	$35,000 125,000	(2) (3)	$	— 20,000	(7)	— 178,400	— —	$1,169 —	(4)
O. Clay Swain Vice President, Sales and Marketing	2001 2000	$140,000 113,725	$30,000 124,000	(2) (3)		— —		— 178,126	— —	— —
Shane Whiteside(8) Vice President of Operations— Santa Ana Division	2001 2000 1999	$140,000 119,500 50,000	$31,000 125,000 115,000	(2)		— — —		— 35,626 142,500	— — —	$996 1,400 —	(4) (4)

(1)
Except as otherwise provided in this table, no amounts for perquisites and other personal benefits received by any of the named executive officers are shown because the aggregate dollar amounts were lower than the reporting requirements established by the rules of the SEC.

(2)
Represents a bonus paid in 2002 based on our performance in 2001.

(3)
Represents a bonus paid in 2001 based on our performance in 2000.

(4)
Represents matching contributions by us under our 401(k) plan.

(5)
Represents commuting costs paid by us to Mr. Alder in 1999.

(6)
Represents moving expenses paid by us to Mr. Garagliano in 2001.

(7)
Represents a signing bonus paid to Ms. Peterson when she joined us.

(8)
Mr. Whiteside joined our company following our acquisition of Power Circuits, Inc. in July 1999. The salary shown here is for the period from July 1999 through December 1999.

Stock Option Grants

        The following table sets forth information concerning the grant of stock options in 2001 to our Chief Executive Officer and our other executive officers named in the Summary Compensation Table. We did not grant any stock appreciation rights in 2001.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
	Number of Securities Underlying Options Granted (#)(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
% of Total Options Granted to Employees in Fiscal Year (2)
Name			Exercise or Base Price ($/Sh)	Expiration Date
					5%($)	10%($)
Kenton K. Alder	—	—	—	—	—	—
Richard Garagliano	30,000	24%	$6.73	5/1/2011	$126,974	$321,777
Stacey M. Peterson	—	—	—	—	—	—
O. Clay Swain	—	—	—	—	—	—
Shane S. Whiteside	—	—	—	—	—	—

(1)
Represents options to purchase shares of our common stock. Generally, the options become exercisable for 20% of the underlying shares on the first anniversary of the date of grant and for the balance in equal annual installments over the four-year period thereafter, so long as the named executive remains employed by us or one of our subsidiaries. To the extent they are not already exercisable, the options generally become fully exercisable if we are liquidated or dissolved, upon a sale or other disposition of all or substantially all of our assets, or a merger or consolidation after which our existing shareholders cease to hold more than 50% of the voting power of the resulting entity. In addition, the compensation committee of our board of directors may, in its discretion, accelerate the date on which any option may be exercised, and may accelerate the vesting of any shares subject to any option.

(2)
The percentages above are based on an aggregate of 124,000 shares subject to options we granted to employees in the year ended December 31, 2001.

(3)
Potential realizable value assumes that the stock price increases from the date of the grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent our estimate or projection of the future price of our common stock. We do not believe that this method accurately illustrates the potential value of a stock option.

OPTION VALUES AND HOLDINGS AS OF DECEMBER 31, 2001

        The following table sets forth information with respect to our executive officers named in the Summary Compensation Table concerning options exercised in 2001 and unexercised options held by them as of the end of such fiscal year:

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value
			Number of Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001($)(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kenton K. Alder	28,000	$39,200	214,617	401,259	$1,457,681	$2,406,230
Richard T. Garagliano	—	—	2,000	38,000	$740	$104,660
Stacey M. Peterson	—	—	40,353	138,047	$222,850	$716,396
O. Clay Swain	—	—	39,874	138,252	$202,590	$651,270
Shane S. Whiteside	—	—	55,186	122,940	$359,969	$707,356

(1)
The closing sales price per share for our common stock as reported by the Nasdaq National Market on December 31, 2001 was $10.12. The option value is calculated by multiplying (a) the positive difference, if any, between $10.12 and the option exercise price by (b) the number of shares of common stock underlying the option.

Employment Agreements and Change of Control Arrangements

        We have entered into the following employment and change in control arrangements and agreements with our current executive officers.

        Kenton K. Alder.    On August 3, 2000, we entered into an employment agreement with Kenton Alder, our President and Chief Executive Officer. The agreement terminates on July 31, 2003, unless earlier terminated by Mr. Alder or us. During his employment, Mr. Alder will receive a base salary of $250,000 per year subject to adjustment by our board from time to time. In addition, Mr. Alder is entitled to participate in any medical, incentive compensation, life insurance, and fringe benefits plans and programs in effect from time to time.

        In the event we terminate Mr. Alder's employment without cause or Mr. Alder resigns for good reason at any time prior to a change in control or more than one year following a change in control, Mr. Alder is entitled to continuation of his base salary for twelve months. In addition, if we terminate Mr. Alder's employment without cause, and, within 60 days following his date of termination, we consummate a change in control, Mr. Alder will be entitled to an additional lump-sum severance payment in an amount that when added to his salary continuation equals $375,000. If, within one year following a change in control, we terminate Mr. Alder's employment without cause, or Mr. Alder resigns for good reason, Mr. Alder is entitled to lump-sum severance payment of $375,000. Good reason generally includes a materially adverse alteration in Mr. Alder's nature or status, a reduction in his salary or benefits, and a failure to have a successor corporation assume the agreement.

        During the term of his employment and for two years thereafter, Mr. Alder has agreed to keep all confidential information that he obtains as a result of his employment in confidence. In addition, any information that qualifies as a trade secret will remain confidential until it no longer qualifies as such. During his employment and for a period of 12 months thereafter, Mr. Alder is also prohibited from competing with us anywhere in the world, soliciting our employees, and interfering with our customers and other business relations.

        Stacey M. Peterson.    In February 2000, we entered into a letter agreement with Stacey M. Peterson, our Chief Financial Officer. Pursuant to the agreement, Ms. Peterson receives an annual salary of $160,000 per year subject to adjustment by our board from time to time. In addition, Ms. Peterson is eligible to participate in our incentive cash compensation plan with a bonus of up to 50% of her base salary. If Ms. Peterson is terminated without cause anytime after 2000, she will receive salary continuation for six months.

Incentive Plans

  Cash Incentive Compensation Plan

        Effective January 1, 2000, we established a cash incentive compensation plan to provide a means of retaining and attracting capable employees and increasing the incentive to key employees to maximize the value of our company. Eligible employees receive a portion of a bonus pool, determined by our board of directors and equal to a percentage of our earnings before interest, taxes and amortization, or EBITA, as defined in the plan. The bonus pool percentage is based upon achieving target levels of EBITA. The term of the agreement is for a one-year period with the bonuses payable no later than March 15th of the succeeding year. Upon a participant's termination of employment without cause or resignation for good reason, the participant will be entitled to a pro rata portion of the bonus for the year in which employment is terminated. Upon a termination for cause or a resignation without good reason, participants forfeit all rights to receive their cash incentive bonus.

  Amended and Restated Management Stock Option Plan

        Our Amended and Restated Management Stock Option Plan was initially approved by our board of directors and our shareholders in December 1998 and was most recently amended in June 2000. We have initially reserved 4,000,000 shares of common stock for issuance under this plan, however this amount will be increased on January 1st of each of calendar years 2001, 2002, 2003, and 2004, commencing January 1, 2001, in an amount equal to the lowest of:

  •
  400,000 shares;

  •
  one percent of our outstanding shares of common stock on the last day of the prior fiscal year; or

  •
  a lesser amount determined by our board of directors.

        As a result of these annual increases, a maximum of 5,600,000 shares could be issued over the remaining eight-year life of this plan. As of May 20, 2000, options to purchase 2,596,435 shares of our common stock were outstanding.

        Administration.    The management stock option plan is administered by our board of directors or by the compensation committee of our board, which have the full authority to interpret and construe the plan and all awards granted thereunder.

        Stock Options.    The plan provides for the grant of both incentive stock options under Section 422 of the Internal Revenue Code and non-statutory stock options to our employees and consultants and those of our majority-owned subsidiaries. The board of directors has the discretion to determine the exercise price of options granted under our management stock option plan which is generally equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options may not be less than 100% of the fair market value of our common stock on the date of grant, or 110% in the case of incentive stock options granted to individuals who own more than 10% of our common stock.

        Generally, 50% of the options granted under the management stock option plan prior to our initial public offering were categorized as A options and the remaining 50% as B options. B options vest ratably over five years beginning on the first anniversary of the date of grant. However, our board or the compensation committee may elect to grant only one type of option. Upon the successful completion of our initial public offering, each optionee received one years' credited service towards the vesting of their B options. A options generally cliff-vest on the eighth anniversary of the date of grant.

However, upon the occurrence of specified events, including a sale of shares by our majority shareholders or a merger, a portion of the A options will vest based upon the annual rate of return of our common stock. Following the completion of our initial public offering we have only issued B options, and we do not intend to issue A options in the future.

        Upon an optionee's termination of employment without cause, the optionee will vest in a prorated portion of the B options that would have vested had the optionee remained employed until the next anniversary of the date of grant. The effect of a termination of employment without cause on the A options varies based upon when the optionee is terminated: (i) if the termination occurs more than 18 months prior to the eighth anniversary of the date of grant, all unvested options will remain outstanding and subject to acceleration for nine months; (ii) if the date of termination occurs between six months and 18 months prior to the eighth anniversary of the date of grant, then 50% of the A options will vest; and (iii) if the date of termination occurs less than six months prior to the eighth anniversary of the date of grant, then 100% of the A options will vest. If an optionee's employment is terminated without cause within one year following a change in control, 100% of the B options will vest and a portion of the A options that did not vest upon consummation of the change in control will vest. Both A and B options generally remain exercisable for 90 days following an optionee's termination of employment.

        Call Right.    During the 180-day period following a participant's termination of employment for any reason, we have a right to purchase any vested options or shares of common stock acquired upon exercise of options owned by a participant or any permitted transferee. The purchase price paid for such options will be the difference between the then fair market value and the exercise price and the purchase price for any shares shall be the fair market value of the common stock on the date of purchase. In the event a participant's employment is terminated for cause, the purchase price will be the lesser of the fair market value on the date of purchase and the exercise price.

        Amendment and Termination.    Options granted under the management stock option plan expire on the tenth anniversary of the date of grant. The compensation committee may amend or terminate the plan at any time provided that (i) no such amendment adversely affects an optionee's rights under an existing option, and (ii) no amendment may be made if, under applicable law, shareholder approval is required, unless the committee obtains such shareholder approval. Unless terminated earlier, the management stock option plan will terminate on December 11, 2008.

  2000 Equity Compensation Plan

        In September 2000, we adopted a new equity compensation plan. The purpose of the equity compensation plan is to attract, motivate, and retain officers, employees, and consultants and reward such individuals for their contribution to our success. The plan provides for the grant of a variety of equity-based awards including, without limitation, stock options, incentive stock options, restricted stock, stock awards, and stock appreciation rights. Awards under the plan may constitute "qualified performance-based compensation" as defined in Section 162(m) of the Internal Revenue Code. We have initially reserved 2,000,000 shares of common stock for issuance under this plan, however this amount will be increased on January 1st of each of calendar years 2001, 2002, 2003, and 2004, commencing January 1, 2001, in an amount equal to the lowest of:

  •
  400,000 shares;

  •
  one percent of our outstanding shares of common stock on the last day of the prior fiscal year; or

  •
  a lesser amount determined by our board of directors.

        As a result of these annual increases, a maximum of 3,600,000 shares could be issued over the remaining 10-year life of this plan.

        Awards Granted.    In connection with our initial public offering in September 2000, we granted our employees an aggregate of 70,832 shares. The stock awards were fully vested as of the date of grant. No other awards have been granted under our 2000 Equity Compensation Plan.

        Administration Of The Plan.    The plan is administered by our compensation committee, which has the authority to:

  •
  select the individuals who will receive awards, the type of awards granted, the number of shares of our common stock underlying each award and, subject to the provisions of the plan, the terms and conditions of such award;

  •
  construe the plan and any award documents delivered to participants under the plan; and

  •
  prescribe, amend, and rescind rules and procedures relating to the plan.

        The compensation committee may delegate to one or more of our officers some or all of its authority under the plan. However, the compensation committee may not delegate its authority to (i) grant stock options or other awards under the plan to our officers who are required to file reports of their beneficial ownership of our stock under Section 16 of the Securities Exchange Act of 1934, or (ii) to make awards that are intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code.

        Options.    Stock options granted under the plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code or nonqualified stock options. All terms of stock options including exercise price, vesting, and the term of the option will be determined by the compensation committee. However, incentive stock options must have an exercise price equal to 100% of the fair market value of our common stock on the date of grant (110% of the fair market value in the case of 10% shareholders).

        Stock Appreciation Rights.    Stock appreciation rights allow a participant to receive, upon exercise, an amount in cash (or shares of our common stock) equal to the excess of the fair market value of our common stock on the date of exercise over the fair market value on the date of grant. Stock appreciation rights may be granted alone or in tandem with another award. If granted in tandem with an option, stock appreciation rights will cover an equal or lesser number of shares as are covered by the option, will be exercisable at the same time or times and to the extent as the related stock option, and will have the same terms and exercise price as the related stock option. Upon exercise of a stock appreciation right granted in tandem with an option, the related option will be cancelled automatically to the extent of the number of shares covered by the exercise. Likewise, upon exercise of a stock option, the tandem stock appreciation right associated with the option will be cancelled.

        Performance Awards.    Performance awards are conditioned upon the achievement of certain targets during a specified performance period established by the compensation committee. Any performance awards will be made in compliance with the provisions of Section 162(m) of the Internal Revenue Code. Performance awards may be settled in cash, common stock, or a combination thereof. The maximum aggregate value of the cash and other property payable to a participant during any twelve-month performance period is $5.0 million. This limit will be proportionately adjusted up or down if the performance period is more than or less than 12 months.

        Stock Awards.    The compensation committee may grant shares of our common stock to participants for no consideration other than the provision of services. Stock awards may also be granted in lieu of other compensation or benefits payable. The shares of common stock underlying the stock awards will be subject to the vesting conditions, restrictions on transfer, or other incidents of ownership determined by the compensation committee and provided in the award agreement. The share certificates representing the shares granted to the participant will be registered in the name of the participants but held by us. We may take any actions we deem necessary to restrict the transfer of unvested restricted stock. Other than these restrictions on transfer and other restrictions as determined by the compensation committee and provided in the award agreement, a participant who is granted a stock award will have the rights of a shareholder, including the rights to receive dividends and to vote.

        Restricted Stock Units.    Restricted stock units represent the right to receive one share of common stock subject to the terms and conditions established by the compensation committee and provided in the award certificate. The restricted stock units are payable in common stock, cash, or other property elected by the compensation committee having a value equal to the fair market value of our common stock on the date of settlement.

        Transferability Of Awards.    Awards granted under the 2000 Equity Compensation Plan are generally not transferable by the participant and, during the lifetime of a participant, are only exercisable by the participant.

        Amendment And Termination.    Unless terminated sooner, the 2000 Equity Compensation Plan will terminate automatically on the tenth anniversary of the effective date. The compensation committee may at any time amend or terminate the plan or any related document, except that the committee may not make any amendments that would require shareholder approval without obtaining such shareholder approval.

  401(K) Plan

        We and our subsidiary each sponsor a defined contribution plan intended to qualify under Section 401 of the Internal Revenue Code, or a 401(k) plan. All non-union employees who have completed at least one year of service are eligible to participate in the plan. Participants may elect to make pre-tax contributions to the plan of up to 15% of their eligible earnings, subject to a statutorily prescribed annual limit. Participants are fully vested in their contributions and the investment earnings. At our discretion, we make matching contributions to the 401(k) plan based upon employee contributions and profit sharing as provided for in the plan. Contributions by the participants to the 401(k) plan, and the income earned on these contributions, are generally not taxable to the participants until withdrawn.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options, warrants, and rights under our Amended and Restated Management Stock Option Plan and our 2000 Equity Compensation Plan.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders	2,596,435	$5.77	4,257,000
Equity Compensation Plans Not Approved by Shareholders	—	—	—
Total	2,596,435		4,257,000

REPORT OF THE COMPENSATION COMMITTEE

        The following Report on Executive Compensation and the Report of the Audit Committee and performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing of ours under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Report or the performance graph by reference therein.

        Under rules established by the Securities and Exchange Commission, we are required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting our executive officers (including the executive officers named in the Summary Compensation Table above) during the past fiscal year. The report of our compensation committee is set forth below.

        Kenton K. Alder became our President and Chief Executive Officer in March 1999. In August 2000, the compensation committee approved a three-year employment agreement with Mr. Alder that provides for a base salary of $250,000 (subject to adjustment by our board), which the committee believes to be consistent with industry parameters. The employment agreement also provides customary benefits. The compensation committee believes that the attributes of Mr. Alder's compensation provide appropriate performance-based incentives.

        The compensation committee's general philosophy with respect to the compensation of our other executive officers has been to recommend competitive compensation programs designed to attract and retain key executives critical to our long-term success and to recognize an individual's contribution and personal performance. In addition, we maintain stock option plans designed to attract and retain executive officers and other employees and to reward them for delivering long-term value to us. Pursuant to these plans, in 2001 the compensation committee approved fair market value option grants to certain executive officers.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a federal income tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We have structured our equity-based compensation plans (i.e., obtained shareholder approval of plans) to qualify the compensation income deemed to be received upon the exercise of stock options granted under the plans as performance-based compensation. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and in the future may decide to structure additional portions of our compensation programs in a manner designed to permit unlimited deductibility for federal income tax purposes. We are not currently subject to the limitations of Section 162(m) because none of our executive officers received cash payments from us during 2001 in excess of $1 million.

    Jeffrey W. Goettman
    John G. Mayer
    Michael E. Moran

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the fiscal year ended December 31, 2001, our compensation committee consisted of Messrs. Goettman, Mayer, and Moran. None of these individuals had any contractual or other relationships with us during such fiscal year except as directors. No interlocking relationship exists between any member of our compensation committee and any member of any other company's board of directors or compensation committee.

REPORT OF THE AUDIT COMMITTEE

        The board of directors has appointed an Audit Committee consisting of three directors. All of the members of the committee are "independent" of the company and management, as that term is defined in the Nasdaq National Market listing standards.

        The primary responsibility of the Committee is to assist the company's board of directors in fulfilling its responsibility to oversee management's conduct of the company's financial reporting process, including overseeing the financial reports and other financial information provided by the company to governmental or regulatory bodies (such as the Securities and Exchange Commission), the public, and other users thereof; the company's systems of internal accounting and financial controls; and the annual independent audit of the company's financial statements.

        Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

        In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and the independent auditors. The Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. This included a discussion of the auditors' judgments as to the quality, not just the acceptability, of the company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee received from the independent auditors written disclosures and the letter required by Independence Standards Board Standard No. 1. The Committee also discussed with the independent auditors the auditors' independence from management and the company, including the matters covered by the written disclosures and letter provided by the independent auditors.

        The Committee discussed with the company's independent auditors the overall scope and plans for their audits. The Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company, the internal controls, and the overall quality of the financial reporting. The committee held four separate formal meetings during the fiscal year ended December 31, 2001.

        Based on the reviews and discussions referred to above, the Committee recommended to the board of directors, and the board or directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

        This report has been furnished by the Audit Committee to the company's board of directors.

    James K. Bass
    Richard P. Beck
    John G. Mayer

PERFORMANCE GRAPH

        The following graph compares, for the period from September 21, 2000 to December 31, 2001, the cumulative total shareholder return on our common stock against the cumulative total return of:

  •
  the Nasdaq Composite Index; and

  •
  a peer group consisting of us and four other publicly traded printed circuit board companies that we have selected.

        The graph assumes $100 was invested in our common stock on September 21, 2000, the date on which our common stock became registered under Section 12 of the Securities Exchange Act of 1934 as a result of our initial public offering, and an investment in each of the peer group and the Nasdaq Composite Index, and the reinvestment of all dividends. The companies included in the peer group were Viasystems Group, Inc. (NYSE: VG), Sanmina Corporation (Nasdaq NM: SANM), Merix Corporation (Nasdaq NM: MERX), and DDi Corp. (Nasdaq NM: DDIC).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Persons or Entities Related to Our Directors

        Four of our directors are principals in entities that control Circuit Holdings, our largest stockholder. Mr. Goettman, a director of TTM, is also a Managing Director of Thayer Capital Partners. Mr. McCormick, a director of TTM, is also a Vice President of Thayer Capital Partners. Thayer Capital Partners is affiliated with one of our stockholders, Thayer Equity Investors III, L.P., which owns approximately 31% of Circuit Holdings, and with another of our stockholders, Thayer Equity Investors IV, L.P., which owns approximately 28% of Circuit Holdings. Thayer Capital Partners is also affiliated with another of our stockholders, TC Circuits, L.L.C., which owns approximately 1% of Circuit Holdings. Michael E. Moran, another director of TTM, is a Partner of Brockway Moran & Partners, Inc. Philip M. Carpenter III, a director of TTM, is also a Vice President of Brockway Moran & Partners, Inc. Brockway Moran & Partners, Inc. controls another of our stockholders, Brockway Moran & Partners Fund, L.P., which owns approximately 40% of Circuit Holdings.

        Entities related to our directors have had, or are currently expected to have, the following involvements in our corporate history:

Management Fees And Agreements

        Upon consummation of our initial public offering, we entered into an amended, restated, and consolidated management agreement with T.C. Management, T.C. Management IV, and Brockway & Moran Partners Management L.P. The agreement provides that, in consideration for the value of the financial advisory services rendered in connection with certain capital raising transactions, we will pay a financial advisory fee of 1.5% of the first $50 million of the proceeds or value of any transaction with respect to which these three entities render financial advisory services to us, and 1% of any amount of proceeds or value in excess of $50 million. The agreement further provides that our obligation to pay financial advisory fees will terminate if, immediately prior to the closing of any transaction with respect to which these three entities render financial advisory services, these entities and their affiliates, on a combined basis, own less than 25% of our outstanding voting equity securities.

        We believe this arrangement is on terms no less favorable to us than we could have obtained from third parties.

Consulting Agreement

        We entered into a consulting and management services agreement with Pyxis Partnership, an entity controlled by Kenneth L. Shirley, one of our directors. Pursuant to the agreement, Pyxis provided certain management and consulting services to us, including advising us with respect to operational strategies, assisting management in establishing additional metrics and controls for monitoring our operations, and other services customarily provided by a Chief Operating Officer. These services were rendered on behalf of Pyxis primarily by Mr. Shirley. During 2001, we paid Pyxis approximately $93,000 for these services.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        Arthur Andersen LLP was our independent public accountants for the year ended December 31, 2001 and will serve in that capacity for the 2002 fiscal year unless our board of directors deems it advisable to make a substitution. We anticipate that representatives of Arthur Andersen will attend the annual meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Audit Fees

        Aggregate fees billed to us for the fiscal year ended December 31, 2001 by our principal accounting firm, Arthur Andersen, and its affiliates are as follows:

Audit Fees	$180,764
Financial Information Systems Design and Implementation Fees	$—
All Other Fees	$50,534

        "All Other Fees" includes (i) tax planning and preparation of tax returns of the company; (ii) employee benefit plan audit; and (iii) consultation on various accounting issues not related to information systems design and implementation.

2001 ANNUAL REPORT ON FORM 10-K

        We have mailed with this proxy statement a copy of our annual report to each shareholder of record as of May 16, 2002. If a shareholder requires an additional copy of our annual report, we will provide one, without charge, on the written request of any such shareholder addressed to our Secretary at TTM Technologies, Inc., 17550 N.E. 67th Court, Redmond, Washington 98052.

SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

        We must receive shareholder proposals that are intended to be presented at our annual meeting of shareholders to be held during calendar year 2003 no later than February 1, 2003, in order to be included in the proxy statement and form of proxy relating to such meeting. Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, we intend to retain discretionary authority to vote proxies with respect to shareholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2003, except in circumstances where (a) we receive notice of the proposed matter no later than April 17, 2003, and (b) the proponent complies with the requirements set forth in Rule 14a-4.

OTHER MATTERS

        As of the date of this proxy statement, we know of no matter that will be presented for consideration at the annual meeting other than the election of directors. If, however, any other matter should properly come before the annual meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

        May 31, 2002

TTM TECHNOLOGIES, INC.
2002 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned hereby, a holder of Common Stock, no par value ("Common Stock"), of TTM TECHNOLOGIES, INC., a Washington corporation (the "Company") hereby appoints Kenton K. Alder and Stacey M. Peterson, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all of the shares of Common Stock held of record by the undersigned at the close of business on May 16, 2002 at the 2002 Annual Meeting of Shareholders of the Company to be held at the Company's corporate offices located at 2630 S. Harbor Blvd., Santa Ana , California 92704 on June 27, 2002 at 10:00 a.m., local time, and at any adjournment or postponement thereof.

(Continued, and to be signed and dated, on the reverse side.)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.	Please mark your votes as indicated in this example	☒
		FOR all nominees listed below (except as indicated)	WITHHOLD AUTHORITY to vote for all nominees listed below.
1.	ELECTION OF DIRECTORS:	☐	☐
2. Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.
01 02 03 04 05	Kenton K. Alder Richard P. Beck John G. Mayer Douglas P. McCormick Kenneth L. Shirley			The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and proxy statement relating to the 2002 Annual Meeting and (2) the Company's 2001 Annual Report to Shareholders.
Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)
A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Please date and sign exactly as the name appears hereon. When shares are held by joint tenants, all should sign. When signing as fiduciary (e.g., attorney, executor, administrator, conservator, trustee, or guardian), please give title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.)
Signature	Signature	Date	, 2002

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope. Votes must be indicated (x) in Black or Blue Ink.

QuickLinks

ABOUT THE MEETING
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, AND OFFICERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
OPTION VALUES AND HOLDINGS AS OF DECEMBER 31, 2001
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
2001 ANNUAL REPORT ON FORM 10-K
SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING
OTHER MATTERS